Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of ConAgra Foods, Inc. of our report dated February 11, 2000 relating to the financial statements of International Home Foods, Inc., which appears in the Current Report on Form 8-K of ConAgra Foods, Inc. (formerly Conagra, Inc.) dated August 24, 2000.

/s/  PricewaterhouseCoopers LLP

Florham Park, New Jersey
October 31, 2000